SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 7, 2008 (March 3, 2008)

AMBAC FINANCIAL GROUP, INC.

(Exact name of Registrant as specified in its charter)

Delaware	1-10777	13-3621676
(State of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

One State Street Plaza, New York, New York 10004

(Address of principal executive offices) (Zip Code)

(212) 668-0340

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 3, 2008, Ambac Financial Group, Inc. (“Ambac”) and Ambac Assurance Corporation (“Ambac Assurance”, and together with Ambac, the “Borrowers”), certain lenders and Citibank, N.A., as administrative agent (the “Administrative Agent”), entered into an amendment (the “Amendment No. 2”) to the First Amended and Restated Revolving Credit Agreement, dated as of July 30, 2007 (as amended by Amendment No. 1 thereto, the “Credit Agreement”) among the Borrowers, the Administrative Agent, The Bank of New York and KeyBank, National Association, as co-syndication agents, HSBC Bank USA, N.A. and Wachovia Bank, National Association as co-documentation agents and Citigroup Global Markets Inc. as the sole lead arranger and sole book runner, and certain other financial institutions, as lenders.

The Amendment No. 2 amends Section 5.02(c) concerning asset dispositions by allowing Ambac to contribute to Ambac Assurance all or any part of the proceeds of one or more issuances of equity or other securities by Ambac so long as such issuance shall have been consummated by Ambac on or before the date that is 75 days after March 3, 2008.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits.

Exhibit Number	Item
10.24	Amendment No. 2 dated as of March 3, 2008, to the First Amended and Restated Revolving Credit Agreement dated as of July 30, 2007 (as amended by Amendment No.1 thereto) among Ambac Financial Group, Inc., Ambac Assurance Corporation, as administrative agent, The Bank of New York and KeyBank, National Association, as co-syndication agents, HSBC Bank USA, N. A. and Wachovia Bank, National Association as co-documentation agents, Citigroup Global Markets Inc. as the Sole Lead Arranger and Sole Book Runner, and Certain Commercial Lending Institutions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Ambac Financial Group, Inc.
(Registrant)

March 7, 2008	By:	/s/ Anne Gill Kelly
Anne Gill Kelly
Managing Director, Corporate Secretary and Assistant General Counsel

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit
10.24	Amendment No.2, dated as of March 3, 2008 to the First Amended and Restated Revolving Credit Agreement dated as of July 30, 2007 (as amended by Amendment No.1 thereto) among Ambac Financial Group, Inc., Ambac Assurance Corporation, as administrative agent, The Bank of New York and KeyBank, National Association, as co-syndication agents, HSBC Bank USA, N. A. and Wachovia Bank, National Association as co-documentation agents, Citigroup Global Markets Inc. as the Sole Lead Arranger and Sole Book Runner, and Certain Commercial Lending Institutions.